UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2020

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020, Stephen G. Dilly, M.B.B.S, Ph.D., notified Sangamo Therapeutics, Inc. (“Sangamo”), of his intention to resign as a member of the Board of Directors of Sangamo (the “Board”), and all committees thereof, effective as of the close of business on September 30, 2020. Dr. Dilly indicated that his decision to resign was not a result of any disagreement with Sangamo on any matter relating to Sangamo’s operations, policies or practices. The Board has appointed James R. Meyers to serve on the Audit Committee of the Board, effective September 30, 2020.

Also on September 9, 2020, the Board appointed Kenneth J. Hillan, M.B., Ch.B. to serve as a director on the Board effective immediately until Sangamo’s next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Dr. Hillan was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. The Board has also appointed Dr. Hillan to serve on the Nominating and Corporate Governance Committee of the Board and H. Stewart Parker to serve as Chair of the Nominating and Corporate Governance Committee of the Board, each effective September 30, 2020.

Dr. Hillan will receive compensation as a non-employee director in accordance with Sangamo’s non-employee director compensation practices as described in Sangamo’s definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 2, 2020. In this regard, pursuant to the automatic grant program of Sangamo’s Amended and Restated 2018 Equity Incentive Plan (the "2018 Plan"), Dr. Hillan was granted an option (the “Director Option”) to purchase 30,000 shares (the “Option Shares”) of Sangamo’s common stock and a restricted stock unit award of 15,000 shares (the “RSU Shares”) of the Company’s common stock under the 2018 Plan. The Option Shares will vest in 36 successive equal monthly installments measured from the date of grant, subject to Dr. Hillan’s continuous service (as defined in the 2018 Plan) through the applicable vesting dates. The RSU Shares will vest with respect to 1/3rd of the RSU Shares in three equal annual installments over the three-year period measured from the date of grant, subject to Dr. Hillan’s continuous service through the applicable vesting dates. The Director Option has an exercise price of $10.43 per share (the closing sales price of Sangamo’s common stock on September 9, 2020 as reported on the Nasdaq Global Select Market) and a term of 10 years, subject to earlier termination following Dr. Hillan’s cessation of continuous service.

In connection with Dr. Hillan’s appointment to the Board, Sangamo will enter into its standard indemnification agreement with Dr. Hillan, which requires Sangamo, under the circumstances and to the extent provided for therein, to indemnify Dr. Hillan to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him as a result of either of him being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that he is or was a director of Sangamo, a Sangamo employee in a fiduciary capacity with respect to an employee benefit plan of Sangamo or a director of any other entity at the request of Sangamo.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: September 14, 2020	By:	/s/ GARY H. LOEB
	Name:	Gary H. Loeb
	Title:	Executive Vice President and General Counsel